QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Regal Entertainment Group:

We consent to the use of our reports dated March 13, 2006, with respect to the consolidated balance sheets of Regal Entertainment Group and subsidiaries as of December 29, 2005 and December 30, 2004, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 29, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 29, 2005, and the effectiveness of internal control over financial reporting as of December 29, 2005, incorporated herein by reference, which reports appear in the December 29, 2005 annual report on Form 10-K of Regal Entertainment Group incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.

                      /s/ KPMG LLP

Nashville, Tennessee
October 25, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM